INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 2-73969 on Form N-1A of Panorama Series Fund, Inc. of our report dated January 25,1999, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses which are also a part of such Registration Statement, and Independent Auditors" appearing in the Statement of Additional Information.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
April 29, 1999